Exhibit 10.34
STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (Agreement), dated September 5, 2007, is by and between Cincinnati Financial Corporation, an Ohio Corporation (Cincinnati Financial), and The Huntington National Bank, Trustee of the E. Perry Webb Marital Trust, Number 1315022309 originally dated February 9, 1978 (Trust) and as amended from time to time.
     WHEREAS, the Trust currently owns and desires to sell 193,750 shares (the Stock) of Cincinnati Financial’s common stock, par value of $2.00 per share (the Common Stock); and
     WHEREAS, the Trust desires to sell to Cincinnati Financial and Cincinnati Financial desires to purchase from the Trust the Stock upon the terms and conditions hereinafter provided;
     NOW THEREFORE, in consideration of the foregoing, in reliance upon representations and warranties contained here, and subject to the conditions contained here, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I
PURCHASE AND SALE OF SHARES
     Section 1.1 Purchase and Sale of Common Stock. Subject to the terms and conditions set forth in this Agreement, the Trust hereby agrees to sell, transfer, convey and assign to Cincinnati Financial, and Cincinnati Financial hereby agrees to purchase from the Trust, the Stock at a cash purchase price determined in accordance with Section 1.2 below.
     Section 1.2 Purchase Price. The aggregate purchase price (the Purchase Price) which Cincinnati Financial shall pay to the Trust for the Stock on the Closing Date in accordance with Section 1.4 below, shall be equal to the product of (a) 193,750 multiplied by (b) the average of the high and low sales prices of the Common Stock on the NASDAQ National Market on September 6, 2007 and September 7, 2007.
     Section 1.3 Closing. The closing of the purchase and sale of the Stock (the Closing) shall be at 10:00am Eastern Time at the offices of Cincinnati Financial, 6200 S. Gilmore Road, Fairfield, Ohio 45014-5141 on 10th day of September, 2007 (the Closing Date); provided, that the conditions set forth in Article III of this Agreement have been satisfied or waived; and provided further, that the Closing may occur on such other date or at such other time or place as the parties may mutually agree in writing in order to satisfy delivery of the Stock subject to this Agreement as provided in Section 1.4, below.
     1.4 Closing Deliveries. At the Closing, Trustee shall deliver the above referenced 193,750 shares of the Common Stock to Cincinnati Financial or for the

account of Cincinnati Financial according to delivery instructions provided to Trustee and Cincinnati Financial shall pay to the Trust the Purchase Price by direct deposit of the Purchase Price directly into one or more accounts designated by the Trust in writing to Cincinnati Financial.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
     Section 2.1 Representations of Cincinnati Financial. Cincinnati Financial hereby represents and warrants to the Trust as follows:
(a)	Cincinnati Financial is an Ohio corporation validly subsisting and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to enter into this Agreement and consummate the transaction contemplated hereby.

(b)	Upon execution of this Agreement by Cincinnati Financial, this Agreement will be duly authorized, executed and delivered by Cincinnati Financial, and will constitute a valid and binding obligation of Cincinnati Financial, enforceable against Cincinnati Financial in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

(c)	No authorization, consent or approval of or with any third person, any court, any public body or any regulatory or other authority is necessary for the consummation by Cincinnati Financial of the transactions contemplated by this Agreement, except for those which if not obtained would not materially adversely affect Cincinnati Financial’s ability to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Cincinnati Financial will not constitute a breach, violation or default (or an event which, with notice or lapse of time or both, will constitute a default) under, or result in the termination or acceleration under, or result in a creation of any lien or encumbrance upon any of the properties or assets of Cincinnati Financial under any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or any other instrument as to which Cincinnati Financial is a party and by which its properties or assets are bound, except any of such which would not materially aversely affect Cincinnati Financial’s ability to perform its obligations hereunder.
     Section 2.2 Representations of the Trust. The Trust hereby represents and warrants to Cincinnati Financial as follows:
(a)	The Trust has the power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(b)	The Trust has good and valid title to the Stock free and clear of any lien, claim, pledge, security interest or other encumbrance whatsoever.

(c)	Upon execution of this Agreement by the Trust, this Agreement will have been duly and validly executed and delivered by the Trust, and will constitute a valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

(d)	No authorization, consent or approval of or with any third person, any court, any public body or any authority is necessary for the consummation by the Trust of the transactions contemplated by this Agreement, except for those which if not obtained would not materially adversely affect the Trust’s ability to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Trust will not constitute a breach, violation or default (or an event which, with notice or lapse of time or both, will constitute a default) under, or result in the termination of, accelerate the performance required by, result in the right of termination or acceleration under, or result in a creation of any lien or encumbrance upon any of the properties or assets of the Trust under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument as to which the Trust is a party and by which its properties or assets are bound, except for any of such which would not materially adversely affect the Trust’s ability to perform its obligations hereunder.

(e)	The Trust has entered into this Agreement, and the transactions contemplated by this Agreement, freely and without any pressure from Cincinnati Financial to sell the Stock to Cincinnati Financial.
ARTICLE III
CONDITION PRECEDENT
     Cincinnati Financial’s and the Trust’s obligation to consummate the transactions contemplated by this Agreement are subject to the fulfillment on or prior to the Closing Date of the following conditions, unless waived by Cincinnati Financial or the Trust, as applicable.
     Section 3.1 Injunction and Litigation. There shall be pending or in effect no injunction, writ, preliminary restraining order, statute, law, rule, regulation, executive order or any other order of any nature directing that the transactions contemplated by this Agreement not be consummated as herein provided or otherwise seeking to restrain or prohibit the transactions contemplated by this Agreement, or which have the effect of so restraining or prohibiting, and none of such shall be threatened, and there shall not be any suit, action, investigation, inquiry or other proceeding instituted, pending or threatened by any governmental entity challenging or seeking to make illegal or otherwise directly or indirectly restrain or prohibit or make materially more costly to Cincinnati Financial or the Trust the consummation of the transaction contemplated hereby or seeking to obtain material damages in connection with such transaction.
     Section 3.2 Deliveries. The deliveries contemplated by Section 1.4 shall have been made.
ARTICLE VI.
MISCELLANEOUS
     Section 4.1 Governing Law. This Agreement shall be construed under and governed by the laws of the State of Ohio, without regard to the conflicts of laws rules of such state.
     Section 4.2 Further Instruments and Actions. Each party agrees to deliver any further instruments and to take any further actions that may be responsibly requested by the other, or counsel for the other, in order to carry out the provisions and purposes of this Agreement.
     Section 4.3 Notices. All notices, requests or other communications to be given hereunder shall be in writing and shall be delivered personally, sent by registered or certified mail, postage prepaid, by overnight courier with written confirmation of delivery or by facsimile transmission with written confirmation of error-free transmission:
     If to Cincinnati Financial:
Cincinnati Financial Corporation
6200 S. Gilmore Road
Fairfield, Ohio 45014-5141
Attn: Lisa A. Love, Esq.
Telephone No.: (513) 870-2288
Facsimile No.: (513) 603-5700
     With a copy to:
Dinsmore & Shohl LLP
1900 Chemed Center
255 East Fifth Street
Cincinnati, Ohio 45202-4720
Attn: Charles F. Hertlein, Jr., Esq.
Telephone No.: (513) 977-8315
Facsimile No.: (513) 977-8327

If to the Trust:
Robert J. Meredith, Esq.
P.O. Box 1217
Lima, Ohio 45802-1217
Telephone No.: (419) 228-6365
Facsimile No.: (419) 228-5319
     Section 4.4 Headings. The descriptive article and section headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
     Section 4.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the sale and transfer of the Stock, and there are no agreements, conditions or understandings, either oral or written, between Cincinnati Financial and the Trust relating to these matters other than those that are contained in this Agreement. This Agreement may be altered or amended only by a written agreement signed by both Cincinnati Financial and the Trust.
     Section 4.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CINCINNATI FINANCIAL CORPORATION
By:
	Name:	Kenneth W. Stecher
	Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer

THE HUNTINGTON NATIONAL BANK, TRUSTEE OF E. PERRY WEBB MARITAL TRUST, NUMBER 1315022309
By:
	Name:	Robert E. Shenk
	Title:	Vice President, Trust Officer